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                                                                    EXHIBIT 10.1

IBM BUSINESS PARTNER AGREEMENT FOR RESELLERS                          [IBM LOGO]
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1. MARKETING APPROVAL

   As our IBM Business Partner-Reseller, we approve you under the terms of this Agreement to market to End Users Products and Services specified on the signature page. You acquire such Products and Services from an IBM Distributor.

2. DEFINITIONS

   END USER is anyone who is not part of the enterprise of which you are a part, who uses Services or acquires Products for its own use and not for resale.

ENTERPRISE is any legal entity and the subsidiaries it owns by more than 50%.

   MACHINE is a machine, its features, conversions, upgrades, elements, accessories, or any combination of them. The term "Machine" includes an IBM Machine and any non-IBM Machine (including other equipment) that we approve you to market.

PRODUCT is a Machine or Program.

   PROGRAM is an IBM Program or a non-IBM Program provided under its applicable license terms, that we approve you to market.

   SERVICE is the performance of a task, provision of advice and counsel, assistance, or use of a resource that we approve you to market.

3. OUR RELATIONSHIP

   Each of us agrees that:

   1. each of us is responsible for our own expenses regarding fulfillment of our responsibilities and obligations under the terms of this Agreement:

   2. neither of us will assume or create any obligations on behalf of the other or make any representations or warranties about the other, other than those authorized:

   3. neither of us will bring a legal action against the other more than two years after the cause of action arose, unless otherwise provided by local law without the possibility of contractual waiver:

   4. failure by either of us to insist on strict performance or to exercise a right when entitled does not prevent either of us from doing so at a later time, either in relation to that default or any subsequent one:

   5. All information exchanged between us is non-confidential, unless both of us agree otherwise in writing:

   6. IBM may change the terms of this Agreement on one month's written notice. Otherwise, for any other change to be valid, both of us must agree in writing. Changes are not retroactive. Additional or different terms in a communication from you are void; and

   7. IBM reserves the right to assign, in whole or in part, this Agreement to any other IBM related company.

4. YOUR RESPONSIBILITIES TO IBM

   You agree:

   1. to provide us, or our representative with access to your facilities in order for us to fulfill our obligations and to review your compliance with the Agreement:

   2. your rights under this Agreement are not property rights and, therefore you can not transfer them to anyone else or encumber them in any way:

   3. to maintain the criteria we specified when we approved you;

   4. to retain records of each Product and Service transaction (for example a sale, a credit or a warranty claim) for three years and provide us relevant records on request. We may reproduce and retain copies of these records;

   5. to report to us any suspected Product defects or safety problems, and to assist us in tracing and locating Products; and

   6. to comply with the highest ethical principles in performing under the Agreement, you will not offer or make payments or gifts (monetary or otherwise) to anyone for the purpose of wrongfully influencing decisions in favor of IBM, directly or indirectly. IBM may terminate this Agreement immediately in case of a) a breach of this clause or b) when IBM reasonably believes such a breach has occurred.

5. YOUR RESPONSIBILITIES TO END USERS

   You agree to:
   1. be responsible for customer satisfaction and to participate in customer satisfaction programs as we determine;

   2. refund the amount paid for a Product returned to you because the End User returned it to you under the terms of its warranty or did not accept the terms of the license or a money back guarantee we offer End Users. You may return such Products to the IBM Distributor form whom you acquired them for credit.

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         3. Provide installation and post-installation support for the offering you marketed. For Products and Services to be the primary contact for Product information, technical advice and operational advice associated with the offering. You may delegate these support responsibilities and those for any other associated products to another IBM Business Partner who is approved to market such Products. If you do, you retain customer satisfaction responsibilities. Alternatively, such support responsibilities will be provided by IBM if you market the applicable IBM Services to the End User. If you do, we assume customer satisfaction responsibilities for such support;

         4. provide a dated written record, such as a sales receipt or an invoice, which specifies the End User's name , the part number of the Machine type/model, and serial number, if applicable;

         5. inform your End User, in writing, who the warranty provider is, if other than yourself, and of any other applicable Warranty information, as well as any modification you or the IBM Distributor make to a Product and advise that such modification may void the warranty; and

         6. inform your End User that the sales receipt (or other documentation we may specify, such as Proof of Entitlement, if it is required) will be necessary for proof of warranty entitlement and for Program Upgrades.

6.  STATUS CHANGE

    You agree to give us prompt written notice (unless precluded by law or regulation) of any substantive change or anticipated change to the information supplied in your application. Upon notification of such change, (or in the event of failure to give notice of such change) IBM may, at its sole discretion, immediately terminate this Agreement.

7.  MARKETING FUNDS AND PROMOTIONAL OFFERINGS

    We may provide marketing funds and promotional offerings. If we do, you agree to use them according to our guidelines and to maintain records of your activities regarding the use of such funds and offerings for three years. We may withdraw or recover marketing funds and promotional offerings from you if you breach any terms of the Agreement. Upon notification of termination of the Agreement, marketing funds and promotional offerings will no longer be available for use by you, unless we specify otherwise in writing.

8.  PRODUCTION STATUS

    Each IBM Machine is manufactured from new parts, or new and used parts. In some cases, the IBM Machine may not be new and may have been previously installed. You agree to inform your End User of these terms in writing. Regardless of the IBM Machine's production status. IBM's warranty terms apply. Warranty information is available from your IBM Distributor.

9.  WARRANTY SERVICE

    If we approve you to provide Warranty Service, you agree to do so under the guidelines we specify to you.

10. MARKETING OF SERVICES FOR A FEE

    You may market IBM Services which IBM or your IBM Distributor make available to you, to an End User if you 1) marketed a Product under this Agreement that End User, or 2) are approved on the signature page of this Agreement to market such Services.

    If you market an IBM Service which is eligible for a fee and which your IBM Distributor makes available to you, we will pay the fee to your IBM Distributor. Alternatively, if such IBM Service is not available from your IBM Distributor, but is available to you, we will pay the fee to you.

    In either case we will pay the fee when 1)you identify the opportunity and perform the marketing activities. 2)you provide the order and any required documents, signed by the End User where required and 3) If a standard Statement of Work is used, there are no changes, and no marketing assistance from us is required.

    Additionally, for Services we specify, and which are not available from your IBM Distributor we will pay you a fee when you provide us a lead and the following criteria are met: 1) it is submitted on a form we provide to you
    2) it is for an opportunity which is not known to us, and 3) it results in the End User ordering the Service from us within six months from the date we receive the lead from you.

11. EXPORT

    You may actively market Products and Services only within the geographic scope specified in this Agreement. You may not market outside this scope and you agree not to use anyone else to do so. If a customer acquires a Product for export, our responsibilities, if any, under this Agreement no longer apply to that Product, unless the Product's warranty or license terms state otherwise. You agree to use your best efforts to ensure that your customer complies with all export laws and regulations including those of the United States and the country specified in the Governing Law Section of this Agreement, and any laws and regulations of the country in which the Product is imported or exported. Before your sale of such Product, you agree to prepare a support plan for it and obtain your customer's agreement to that plan. Within one month of sale, you agree to provide us with the customer's name and address, Machine type/model and serial number, date of sale, and destination country. We exclude those Products from any of your attainment objectives and qualification for applicable promotional offerings and marketing funds.


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12. TRADEMARKS

    We will notify you in written guidelines of the IBM Business Partner title and emblem which you are authorized to use. You may not modify the emblem in any way. You may use our Trademarks (which include the title, emblem, IBM Trademarks and service marks) only:

    1.  within the geographic scope of this Agreement;

    2.  in association with Products and Services we approve you to market; and

    3.  as described in the written guidelines provided to you.

    The royalty normally associated with non-exclusive use of the Trademarks will be waived, since the use of this asset is in conjunction with marketing activities supporting sales of Products and Services.

    You agree to promptly modify any advertising or promotional materials that do not comply with our guidelines. If you receive any complaints about your use of a Trademark, you agree to promptly notify us. When this Agreement ends, you agree to promptly stop using our Trademarks. If you do not, you agree to pay any expenses and fees we incur in getting you to stop.

    You agree not to register or use any mark that is confusingly similar to any of our Trademarks.

    Our Trademarks, and any goodwill resulting from your use of them, belong to us.

13. LIABILITY

    Circumstances may arise where, because of default or other liability, one of us is entitled to recover damages from the other. In each such instance, regardless of the basis on which damages can be claimed, the following terms apply as your exclusive remedy and our exclusive liability.

    We are responsible for the amount of any actual loss or damage, up to the greater of $100,000 or the charges (if recurring, 12 months' charges apply) for the Product that is the subject of the claim.

    Under no circumstances (except as required by law) are we liable for third-party claims against you for losses or damages, or for special, incidental, or indirect charges, or for any economic consequential damages (including lost profits or savings) even if we are informed of their possibility.

    In addition to damages for which you are liable under law and the terms of this Agreement, you will indemnify us for claims by others made against us by others (particularly regarding statements, representations, or warranties not authorized by us) arising out of your conduct under this Agreement or as a result of your relations with anyone else.

14. ELECTRONIC COMMUNICATIONS

    Each of us may communicate with the other by electronic means, and such communication is acceptable as a signed writing to the extent permissible under applicable law. Both of us agree that for all electronic communications, an identification code (called a "user ID") contained in an electronic document is legally sufficient to verify the sender's identity and the document's authenticity.

15. ENDING THE AGREEMENT

    Either of us may terminate this Agreement, with or without cause, on three months' written notice. If, under applicable law, a longer period is mandatory, then the notice period is the minimum notice period allowable.

    If we terminate for cause we may, at our discretion, allow you a reasonable opportunity to cure. If you fail to do so, the date of termination is that specified in the notice.

    However, if either party breaches a material term of the Agreement, the other party may terminate the Agreement on written notice. Examples of such breach by you are if you do not maintain customer satisfaction; if you repudiate this Agreement; or if you make any material misrepresentations to us. You agree that our only obligation is to provide the notice called for in this section and we are not liable for any claims or losses if we do so.

    You agree that if we permit you to perform certain activities after this Agreement ends, you will do so under the terms of this Agreement.

16. GEOGRAPHIC SCOPE

    all the rights and obligations of both of us are valid only in the United States and Puerto Rico.

17. GOVERNING LAW

    The laws of the State of New York govern this Agreement. The "United Nations Convention on the International Sale of Goods" does not apply.

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CONTRACT START DATE________________    DURATION  24 MONTHS  LOCATION ID_____

Unless we specify otherwise in writing, the Agreement will be renewed automatically for subsequent two year periods. Each of us is responsible to provide the other three months' written notice if the Agreement will not be renewed.

PRODUCTS AND SERVICES YOU ARE APPROVED TO MARKET:

   Personal computer Products and associated Services.

MINIMUM ANNUAL ATTAINMENT:  NOT APPLICABLE


This Agreement is the complete agreement regarding this relationship, and replaces any prior oral or written communications between us. Once this Agreement is signed 1) any reproduction of this Agreement made by reliable means (for example, photo-copy or facsimile) is considered an original, to the extent permissible under applicable law, and 2) all Products and Services you market and Services you perform under this Agreement are subject to it.

Agreed to: /s/Dataflex Corporation                       Agreed to:
          ------------------------
      (IBM Business Partner Name)                        International Business Machines Corporation

By: /s/ Anthony G. Lembo                                 By:
   ------------------------------                            ---------------------------------
     (Authorized Signature)                                      (Authorized Signature)

Name (type or print):  Anthony G. Lembo                  Name (type or print):

Date:   2/7/97                                           Date:

IBM Business Partner Address                             IBM Address:  IBM Corporation
                                                                       3039 Cornwallis Rd.
                                                                       Building 201
                                                                       Research Triangle Park, NC 27709


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